        Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-149730, 333-179602, 333-215545 and 333-234317 on Form S-8 of our report dated March 3, 2021, relating to the financial statements of Big 5 Sporting Goods Corporation and subsidiaries, appearing in this Annual Report on Form 10-K for the year ended January 3, 2021.

/s/ Deloitte & Touche LLP

Los Angeles, California

March 3, 2021